Exhibit 10.5

Execution Version

INVESTOR RIGHTS AGREEMENT

by and among

PLBY GROUP, INC.

(F/K/A MOUNTAIN CREST ACQUISITION CORP)

and

RT-ICON HOLDINGS LLC

Dated February 10, 2021

i

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement is entered into on February 10, 2021 by and among PLBY Group, Inc. (formerly known as Mountain Crest Acquisition Corp), a Delaware corporation (the “Company”), and RT-Icon Holdings LLC, a Delaware limited liability company (“RT-Icon”).

RECITALS:

WHEREAS, the Company and the other parties named therein have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire Playboy Enterprises, Inc. (“Playboy”), on the terms and subject to the conditions set forth therein (the “Acquisition”);

WHEREAS, pursuant to the Merger Agreement, RT-Icon will be entitled to receive, as partial consideration for the equity interests of Playboy purchased in the Acquisition, a specified number of shares of the Common Stock of the Company equal to RT-Icon’s Merger Consideration (as defined in the Merger Agreement); and

WHEREAS, in connection with the Acquisition and pursuant to Section 8.1(g) of the Merger Agreement, the Company and RT-Icon desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the board of directors of the Company (the “Board”) and other matters relating to the Board from and after the Effective Date.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1           Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person. In respect of RT, “Affiliate” shall mean any Person that, directly or indirectly, is Controlled by RT, Controls RT, or is under common Control with RT, and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is Controlled by the Company).

“Agreement” means this Investor Rights Agreement, as the same may be amended, supplemented, restated and/or otherwise modified from time to time in accordance with the terms hereof.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended and/or restated from time to time.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and/or restated from time to time.

“Common Stock” means the voting shares of common stock, par value $0.01 per share, of the Company, having the terms set forth in the Charter, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Director” means any member of the Board.

“Effective Date” means the date the Company consummates the Acquisition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Permitted Assigns” means with respect to RT, a Transferee of shares of Common Stock that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“RT” means, collectively, RT-Icon, together with its Affiliates and its and their successors and assigns (other than the Company and its Subsidiaries).

“RT Designee” has the meaning set forth in Section 2.1(c).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, distribute, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

1.2         Construction. Interpretation of this Agreement shall be governed by the following rules of construction. Unless the context otherwise requires: (a) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (b) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including Exhibits hereto; (c) references to “$” or “Dollars” shall mean United States dollars; (d) the words “include,” “includes,” “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the parties have participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s permitted successors and assigns; (k) references to “days” mean calendar days unless Business Days are expressly specified; (l) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (m) the terms “party”, “party hereto”, “parties” and “party hereto” shall mean a party to this Agreement and the parties to this Agreement, as applicable, unless otherwise specified; (n) with respect to the determination of any period of time, “from” means “from and including”; and (o) any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time may be amended, supplemented, restated or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

ARTICLE II

BOARD OF DIRECTORS

2.1          Election of Directors.

(a)         Following the Effective Date, RT-Icon shall have the right, but not the obligation, to nominate to the Board a number of designees equal to (i) three Directors, so long as RT beneficially owns, in the aggregate, 50% or more of the shares of Common Stock, (ii) two Directors, in the event that RT beneficially owns, in the aggregate, 35% or more, but less than 50%, of the shares of Common Stock and (iii) one Director, in the event that RT beneficially owns, in the aggregate, 15% or more, but less than 35%, of the shares of Common Stock. RT-Icon shall not have the right to nominate any designees to the Board in the event that RT beneficially owns, in the aggregate, less than 15% of the outstanding shares of Common Stock. In the event of any increase or decrease in the size of the Board consistent with the requirements of Section 2.4 of this Agreement, the number of Directors for which RT-Icon shall have the right to nominate to the Board pursuant to this Section 2.1(a) shall be automatically adjusted proportionately as closely as possible (rounding up to the next whole Director where necessary) to reflect the proportionate rights of RT-Icon to nominate Directors based on RT’s beneficial ownership of the shares of Common Stock set forth in clauses (i), (ii), and (iii) above. The Board shall set forth the determination of such changes consistent with this Section 2.1(a) in its resolution or resolutions effectuating the change in size of the Board and such terms shall automatically be incorporated herein without further action on behalf of the parties hereto.

(b)         The Company agrees, to the fullest extent permitted by applicable law, to take all necessary and desirable actions (subject to any applicable stock exchange or listing requirements) to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the persons designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled, solely for the purposes set forth in this Section 2.1(b), to identify such individual as an RT Designee pursuant to this Agreement.

(c)        In the event that RT-Icon has nominated fewer than the total number of designees RT-Icon shall be entitled to nominate pursuant to Section 2.1(a), RT-Icon shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable law, to (x) enable RT-Icon to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) to effect the election or appointment of such additional individuals nominated by RT-Icon to fill such newly-created directorships or to fill any other existing vacancies. Each such person whom RT actually nominates pursuant to this Section 2.1 and whom is thereafter elected to the Board to serve as a Director shall be referred to herein as an “RT Designee”.

(d)         In the event that a vacancy is created at any time by the death, retirement or resignation of any RT Designee, the remaining Directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new designee of RT-Icon, as soon as possible. Such new designee will be chosen by a majority of the RT Designees on the Board at that time or, if there are none, by RT-Icon.

2.2          Committee Membership. So long as RT beneficially owns, in the aggregate, 35% or more of the shares of Common Stock, RT-Icon shall have the right (but not the obligation) to designate one of the RT Designees to serve on each of the Compensation Committee and the Corporate Governance and Nominating and Committee. The Company shall take all necessary and desirable actions to cause such RT Designee committee members to serve on the Compensation Committee and the Corporate Governance and Nominating Committee, respectively, except to the extent such membership would violate applicable federal securities laws or the listing requirements of any national securities exchange on which the Company’s securities are then listed.

2.3           Chair of the Board. So long as RT beneficially owns, in the aggregate, 15% or more of the shares of Common Stock, the Company’s Chief Executive Officer shall not be the Chair of the Board at the same time and RT-Icon shall have the right to designate the Chair of the Board from among the RT Designees.

2.4           Size of Board. As of the Effective Date, the Board shall have established by resolution that the total number of Directors constituting the Board on the Effective Date shall be five. So long as RT beneficially owns, in the aggregate, 35% or more of the shares of Common Stock, any increases or decreases to the size of the Board will require approval by at least a majority of the RT Designees then serving as Directors or, if no RT Designee is then serving as a Director, the written approval of RT-Icon.

2.5           Amendments to the Charter and Bylaws.

(a)          So long as RT beneficially owns, in the aggregate, 50% or more of the shares of Common Stock, the Board shall not take any action to cause the Company to amend the provisions in the Charter or Bylaws:

(i)         providing that Directors may be removed with or without cause upon majority vote of the outstanding shares of Common Stock unless otherwise set forth under the Voting Agreement (as defined in the Merger Agreement);

(ii)         changing the size of the Board;

(iii)        providing for stockholder action by written consent when RT beneficially owns, in the aggregate, 50% or more of the shares of Common Stock; or

(iv)         providing for the ability to call special meetings of stockholders when RT beneficially owns, in the aggregate, 50% or more of the shares of Common Stock.

2.6         RT-Designee Expense Reimbursement. The Company shall pay the reasonable out-of-pocket expenses incurred by each RT Designee in connection with performing his or her duties as a member of the Board or any committee thereof, including the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company.

ARTICLE III

INFORMATION

3.1           Sharing of Information. Individuals associated with RT may from time to time serve on the Board or the equivalent governing body of the Company’s Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) shall from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information) share such information with RT, RT’s direct and indirect investors and other individuals associated with RT. Such sharing shall be for the dual purpose of facilitating support to such individuals in their capacity as Directors (or members of the governing body of any Subsidiary) and enabling RT and its direct and indirect investors to better evaluate the Company’s performance and prospects. The Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

ARTICLE IV

GENERAL PROVISIONS

4.1           Termination. This Agreement shall terminate on the earlier to occur of (i) such time as RT no longer beneficially owns 15% or more of the outstanding shares of Common Stock and (ii) the delivery of a written notice by RT-ICON to the Company requesting that this Agreement terminate.

4.2           Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic transmission or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, sent by electronic transmission or upon actual delivery by reputable overnight courier service (as indicated in such courier service’s records).

If to the Company:

PLBY Group, Inc. (f/k/a Mountain Crest Acquisition Corp)
10960 Wilshire Blvd., Suite 2200
Los Angeles, CA 90024
Attention: Chris Riley, General Counsel
Email: [EMAIL ADDRESS]

If to RT-Icon:

RT-Icon Holdings LLC
c/o Rizvi Traverse Management, LLC

260 East Brown Street, Suite 380
Birmingham, MI 48009
Attention: Audrey P. DiMarzo
Email: [EMAIL ADDRESS]

4.3        Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

4.4        Further Assurances. The parties hereto shall sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, RT-Icon being deprived of the rights contemplated by this Agreement.

4.5        Assignment. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and Permitted Assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, shall be null and void; provided, however, that RT-Icon shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent any of its rights hereunder.

4.6          Third Parties. Except as provided for in Section 3.1 with respect to individuals associated with RT, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

4.8         Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division), or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 4.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.9          Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of any bond.

4.10          Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11          Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12        Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13         Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable). Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.14            Effectiveness. This Agreement shall become effective upon the Effective Date.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PLBY GROUP, INC.

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

[Signature Page to Investor Rights Agreement]

RT-ICON HOLDING LLC
By: RTM-Icon, LLC, its Manager

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Title:	President

[Signature Page to Investor Rights Agreement]